UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-14703	16-1268674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

52 South Broad Street, Norwich, New York 13815
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (607) 337-2265
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	NBTB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 26, 2022, the Board of Directors (the “Board”) of NBT Bancorp Inc. (“NBT”) increased the size of the Board to 15 directors and appointed Heidi M. Hoeller to fill the newly created vacancy.

Ms. Hoeller, age 52, is a retired partner of PricewaterhouseCoopers LLP (“PwC”) with over 25 years of experience as a leader in audit and financial services. Ms. Hoeller held numerous positions at PwC from November 1993 until her retirement in June 2019.  She spent most of her career in the Northeast, where she served as audit partner on a diverse portfolio of clients within the insurance sector.  Prior to her retirement, she was a financial services partner in PwC’s National Quality Organization for three years.  She is a member of the American Institute of Certified Public Accountants and is a CPA licensed in New York.
The Board has determined that Ms. Hoeller meets the standards of independence set forth by Nasdaq. Ms. Hoeller is expected to serve on the Audit Committee and the Compensation and Benefits Committee of the Board.

There are no transactions between Ms. Hoeller or any member of her immediate family and NBT that would be reportable as a related party transaction under Item 404(a) of Regulation S-K. Ms. Hoeller was not selected as a director because of any arrangement or understanding between Ms. Hoeller or NBT and any other person, and was not provided any compensation in connection with her appointment as a director.

Ms. Hoeller will be entitled to standard compensation as a director of NBT as disclosed in the proxy statement for NBT’s annual meeting of stockholders. She will receive a prorated annual grant of restricted stock units and a prorated annual retainer in addition to meeting fees for each board and committee meeting she attends.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of NBT Bancorp Inc. dated January 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.

Date: January 26, 2022	By:	/s/ John H. Watt, Jr.
John H. Watt, Jr.
President and Chief Executive Officer